El Paso Energy Partners, L.P.                        EXHIBIT 99.1
NEWS

  W. MATT RALLS JOINS EL PASO ENERGY PARTNERS' BOARD OF DIRECTORS
  ---------------------------------------------------------------

HOUSTON, TEXAS, MAY 7, 2003-El Paso Energy Partners, L.P. (NYSE:EPN), which recently announced its name change to GulfTerra Energy Partners, L.P. effective May 15, 2003, (NYSE:GTM), today announced that effective May 6, 2003, W. Matt Ralls, senior vice president and chief financial officer of GlobalSantaFe Corporation (NYSE:GSF), was elected to join the board of directors of El Paso Energy Partners Company, the general partner of El Paso Energy Partners, L.P.
     "We are very pleased to have the opportunity to bring such a strong industry executive to our board," said Robert G. Phillips, chairman and chief executive officer of El Paso Energy Partners, L.P. "Matt's extensive industry experience, strong financial management background, and knowledge of the emerging opportunities in the Deepwater Trend of the Gulf of Mexico will add depth and independence to our board of directors."
     Mr. Ralls, 53, is senior vice president and chief financial officer of GlobalSantaFe, one of the largest international drilling contractors, providing offshore and land drilling services to the world's leading oil and gas companies. From 1997 to 2001, he was Global Marine's vice president, chief financial officer and treasurer. Previously, he served as executive vice president, chief financial officer and a director of Kelley Oil and Gas Corporation and as vice president of Capital Markets and Corporate Development for The Meridian Resource Corporation before joining Global Marine. He spent the first 17 years of his career in commercial banking, at the senior loan management level. Mr. Ralls received an MBA from the University of Texas at Austin.
     The selection process for the election of Mr. Ralls to the board of directors of El Paso Energy Partners was conducted by EPN's Governance and Compensation Committee, and the search was conducted by the independent search firm of Heidrick & Struggles Inc. Increasing the number of independent directors on the board is an important element in EPN's publicly stated plan to strengthen its corporate governance which is more fully described in our 2002 Form 10-K. Including Mr. Ralls, El Paso Energy Partners board consists of two company executives and four independent directors.
     El Paso Energy Partners, L.P. is one of the largest publicly traded master limited partnerships with interests in a diversified set of midstream assets, including onshore and offshore natural gas and oil pipelines; offshore production platforms; natural gas storage and processing facilities; and natural gas liquids fractionation, transportation, storage and terminal assets. Visit El Paso Energy Partners on the Web at www.elpasopartners.com.

    CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of businesses acquired in 2002 and generation of expected revenues from the partnership's existing projects, recent expansion projects, greenfield projects, status of Deepwater Trend Projects in the Gulf of Mexico, and general economic and weather conditions in geographic regions or markets served by El Paso Energy Partners and its affiliates, or where operations of the partnership are located, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the partnership makes these statements and projections in good faith, neither the partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the partnership's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

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Contacts:

Communications & Government Affairs     Investor Relations
Norma F. Dunn                           Sandra M. Ryan
Senior Vice President                   Director
Office:  (713) 420-3750                 Office:  (832) 676-5371
Fax:     (713) 420-3632                 Fax:     (832) 676-1195